UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2008

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29661 (Commission File Number)	52-1782500 (I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of 2008 Focal Award

As previously disclosed in UTStarcom, Inc.’s (the “Company”) Form 8-K filed with the SEC on February 28, 2008, at its meeting held on February 26, 2008 and as part of its annual focal awards process for fiscal year 2008, the Compensation Committee of the Board of Directors of the Company approved the grant of restricted stock units (RSUs) under the Company’s 2006 Equity Incentive Plan (the “Plan”) effective February 29, 2008, to Hong Liang Lu, the Company’s Chief Executive Officer, as follows:

Name	Number of RSUs	Vesting Schedule
Hong Liang Lu	200,000 RSUs	Four-year vesting as follows: 25% on 2/27/09; 25% on 2/26/10; 25% on 2/28/11; and 25% on 2/29/12, provided that the Executive Officer is a service provider (as defined in the Plan) on each such date.
	33,333 RSUs	One year vesting, in full on February 27, 2009, provided that the Executive Officer is a service provider (as defined in the Plan) on such date.
	400,000 RSUs	Performance based

Each RSU represents a contingent right to receive one share of the Company’s common stock on the vesting date.

On March 5, 2008, the Compensation Committee reviewed the grants to Mr. Lu made at its meeting held February 26, 2008 and noted that the grant of 400,000 performance-based RSUs in addition to the 233,333 RSUs granted with time-based vesting exceeded the 300,000 share limitation on the total number of RSUs that could be granted to an individual in any one fiscal year under the terms of the Plan.  Thereafter, the Committee rescinded its grant of the 400,000 performance-based RSUs and approved the grant of 300,000 shares of performance-based restricted stock and 100,000 performance shares under the Plan to Mr. Lu, such grants to be effective March 31, 2008.

The performance-based restricted stock and performance shares will be earned with respect to Mr. Lu based on management performance objectives established and tailored for Mr. Lu by the Committee for the Company’s 2008 fiscal year, including (i) achievement of corporate financial measures such as bookings, gross margin, revenue, operating profit, cash flow, inventory turns, contribution margin, cost reduction and cash collections, and (ii) achievement by Mr. Lu of additional individualized performance objectives reviewed and approved by the Committee. Performance will be measured against the established objectives and, to the extent the established objectives have been achieved, the number of shares of restricted stock and performance shares earned by Mr. Lu shall be determined by the Committee, in its sole discretion, provided that Mr. Lu remains a service provider (as defined in the Plan) of the Company on the date of determination. The Committee’s determination as to the extent the established objectives have been achieved shall be made as soon as administratively practicable following the end of the 2008 fiscal year. Following the determination of the number of shares of restricted stock and performance shares earned by Mr. Lu, 50% of the earned shares of restricted stock and performance shares shall vest on each of February 27, 2009 and February 26, 2010, provided that Mr. Lu remains a service provider of the Company (as defined in the Plan) on those dates.

The grants approved on February 26 and March 5, 2008 were part of the Company’s annual focal awards process for fiscal year 2008.  The awards are subject to the standard terms and conditions of the restricted stock agreement, restricted stock unit agreement and performance share agreement under the Plan, as previously filed with the SEC.  In the event Mr. Lu’s employment with the Company terminates as a result of death or “disability” (as defined in the Plan), his awards will vest in full upon the date of termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: March 11, 2008	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief
Financial Officer